UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 12, 2010, CryoPort, Inc. (the “Registrant”) entered into an Amendment to Debentures and Warrants, Agreement and Waiver (the “2010 Amendment”) with Enable Growth Partners LP (“EGP”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce” and, collectively with EGP and EOP, “Enable”), and BridgePointe Master Fund Ltd  (“BridgePointe”) (individually referred to as “Holder” and collectively as the “Holders”), who are the Holders of the Registrant’s outstanding Original Issue Discount 8% Senior Secured Convertible Debentures dated September 27, 2007 and Original Issue Discount 8% Secured Convertible Debentures dated May 30, 2008 (collectively, the “Debentures”) and associated warrants to purchase common stock (the “Warrants”), as such Debentures and Warrants have been amended to date.  The effective date of the 2010 Amendment is January 12, 2010.  The purpose of the 2010 Amendment was to restructure the Registrant’s obligations under the outstanding Debentures in order to temporarily defer payment of the monthly principal payments (which was previously deferred from January 1, 2010) and to obtain the Holders’ consent, subject to certain conditions, to a Public Offering (as defined below) and a reverse stock split.

The following is a summary of the material terms of the 2010 Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 4.1.6 and incorporated herein by this reference.

Pursuant to the 2010 Amendment, the Holders agreed to defer until March 1, 2010 the Registrant’s obligation to make the January 1, 2010 and February 1, 2010 debenture amortization payments (each in the aggregate amount of $200,000).  In addition, subject to the Registrant’s consummation of a public offering for gross proceeds of not less than $10,000,000 at a per unit price (each unit consisting of one share of common stock and one warrant to purchase one share of common stock) of not less than $0.40 per unit (“Public Offering”) and obtaining the listing of the Registrant’s common stock and warrants offered thereby on the NASDAQ Capital Market by no later than March 1, 2010, the Holders have consented to the Public Offering and the Registrant’s effecting a reverse stock split of its outstanding common stock at a ratio not to exceed 15-to-1 (the maximum ratio previously approved by the Registrant’s stockholders at its 2009 Annual Stockholders Meeting).  Additionally, subject to the consummation of the Public Offering, the Holders have agreed, among other items, to the following:

1. Enable and BridgePointe will each convert $1,357,215 in principal amount of the outstanding principal balance of such Holder's Debenture in exchange for a number of shares of the Registrant’s common stock which, when added to the shares of common stock then owned by such Holder, will represent 9.9% of the outstanding shares of the Registrant’s common stock after giving effect the consummation of the Public Offering;

2. the Registrant’s payment in full, from the net proceeds of the Public Offering and within five days following the consummation thereof, of the remaining outstanding principal balance of the Debentures following the foregoing conversion (estimated to be $3,266,995 in the aggregate);

3. each Holder will release its security interest in the Registrant’s and its subsidiary's assets, including all intellectual property; and

4. the termination of certain anti-dilution provisions contained in the warrants held by the Holders and the Holders’ right to maintain a fully-diluted ownership of the Registrant’s common stock equal to 34.5%.

In addition, subject to the occurrence of the foregoing, the Registrant has agreed to reduce the exercise price of the warrants held by the Holders from $0.45 per share to $0.40 per share, with no corresponding increase in the number of shares issuable upon the exercise of the warrants.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1.6	Amendment to Debentures and Warrants, Agreement and Waiver dated January 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: January 15, 2010	By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description
4.1.6	Amendment to Debentures and Warrants, Agreement and Waiver dated January 12, 2010